Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-83409) and related Prospectus of America Online, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated July 21, 1999, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1999, filed with the Securities and Exchange Commission.



                             /s/ Ernst & Young, LLP

Vienna, Virginia
August 17, 1999